Exhibit 21
                                  Subsidiaries





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                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                    Percentage of             State of Incorporation
     Parent                         Subsidiary                        Ownership                   or Organization
     ------                         ----------                      -------------             ----------------------
Silver Diner, Inc.         Silver Diner Development, Inc.               100%                          Virginia


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